UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2014

Date of Report (Date of earliest event reported)

THE PAWS PET COMPANY, INC.
(Exact name of registrant as specified in its charter)

Illinois	333-130446	20-3191557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

855 El Camino Real, Suite 13A-184, Palo Alto, CA	94301
(Address of Principal Executive Offices)	(Zip Code)

(415) 871-0678

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Directors.

On March 31, 2013 the Board of Directors of The PAWS Pet Company Inc. (the “Company”) voted to elect John Garbino and Edward Kurtz as members of the Board of Directors.

Edward F. Kurtz (51) has been a business executive for over 25, years working as a General Manager and then a CEO of two successful companies in the Orange County area of California. After selling his business in late 2007, a group of investors presented Mr. Kurtz the opportunity to build a chain of pharmacies. Over the next two years, as Chief Operating Officer, he created and executed a plan that acquired two existing pharmacies and built three new stores. In all, five retail pharmacies were under his control and management. The eventual result was the merger of Pharmacy Development Corporation (“PDC-CA”) into PDC, INC., a wholly owned subsidiary of the Company on March 31, 2014.

In 2010, Mr. Kurtz became aware that an opportunity existed in prescriptions for pain medication creams as a substitute for oral pain narcotics. With the nationwide concern of abuse of oral narcotics, doctors were starting to seek alternatives. He partnered with an independent sales organization and began this new line of prescriptions. After an initial trial period, and with the program being so successful, he created a new facility specifically for the production of these creams and decided that the growth of the company would be better served by redirecting the company’s efforts into this new line. Mr. Kurtz will exchange his shares of PDC-CA for shares of the Company’s Series D Preferred Stock. The exact number of shares that Mr. Kurtz will receive is to be determined.

Today the Pharmacy Development Corp. employs over 25 people, and Mr. Kurtz is planning the next phase of growth.

John Garbino, 43, is one of the country’s leading experts in pharmaceutical sales. Over the last 14 years, he has held leadership roles in the sales and marketing of pharmaceuticals to medical practitioners achieving unpatrolled success in sales volumes and market penetration.

After several similar positions, he was named Director of Sales and Marketing for Southwood Pharmaceuticals where he directed the growth from $2,000,000 to over $40,000,0000 annually and expanded sales to a nationwide client base.

In 2005 he was made President of Comp Billing & Funding Inc., a new division of Southwood Pharmaceuticals, with the responsibility to build the new Workers Compensation program, building it to $5,000,000 with the first 10 months. In conjunction with this program, he built, trained and managed the sales team that grew the program to upwards of $20,000,000.

He is currently the CEO of Trestles Pain Management (“Trestles”) that acts as a pharmaceutical management consultant to the industry. Trestles has previously contracted with PDC-CA to receive a portion of the Series D Preferred Stock that PDC-CA received pursuant to the merger agreement with PDC, INC. The exact number of shares that Trestles will receive is to be determined.

SIGNATURE

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PAWS Pet Company, Inc.

DATE: April 4, 2014	By:	/s/ Daniel Wiesel
Daniel Wiesel
Chief Executive Officer